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                                                                   EXHIBIT 10.45




                                     LEASE

          THIS LEASE ("Lease"), dated as of the 10th day of January, 1996, between CAPITAL CONSULTANTS, INC., an Oregon corporation, as agent for certain participant lenders ("Lessor"), and CROSSINGS INTERNATIONAL CORPORATION, a Washington corporation ("Lessee").

                                    Recitals

          A. Lessor is the owner of real property, more particularly described on Exhibit A (the "Real Property"), and of the improvements located thereon, including, without limitation, that certain congregate and assisted care facility known as The Palms (the "Facility"). Lessee desires to lease the Facility from Lessor and operate the Facility, and Lessor is willing to lease the Facility to Lessee on the terms and subject to the conditions set forth in this Lease.

          B. The Real Property is subject to that certain Deed of Trust, dated as of June 5, 1991 (the "Mortgage"), made by Lessee, as grantor, to GSL Financial Corporation, as trustee, for the benefit of Guardian Savings and Loan Association (predecessor-in-interest of Bank of America National Trust & Savings Association, a national banking association, as Trustee under that certain Pooling and Servicing Agreement, dated as of November 1, 1992, for RTC Commercial Mortgage Pass-Through Certificates, Series 1992-CB), as beneficiary (the "Mortgage Lender"), and recorded on June 13, 1991, in the real property records of San Bernardino County, California, under File Number 91-223313, which secures payment of that certain Promissory Note Secured by Deed of Trust, dated June 5, 1991 (the "Note"), made by Lessee to Guardian Savings and Loan Association, in the principal amount of $6,205,000.00.

           C. The Mortgage Lender has consented to the conveyance of the Real Property and the Facility by deed in lieu of foreclosure to Lessor subject to the Mortgage, and the lease of the Facility by Lessee. Lessor has not assumed liability for the Mortgage to the Mortgage Lender.


          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree:

Section 1.  Lease, Term, Effect of Mortgage.

          1.1 Leased Property; Term. Subject to the terms and conditions set forth in this Lease, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor, all of Lessor's

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right, title and interest in and to the Real Property, the Facility and the following described property (collectively referred to herein as the "Leased Property"):

          (a) all buildings, structures, Fixtures (as defined below) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Real Property (collectively, the "Leased Improvements");

          (b) all easements, rights, and appurtenances relating to the Real Property and the Leased Improvements (collectively, the "Related Rights");

          (c) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including, without limitation, all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, together with all replacements, modifications, alternations and additions thereto (collectively, the "Fixtures"); and

          (d) all machinery, equipment, furniture, furnishings, plants, fixtures or other personal property located on, at or used in conjunction with operation of the Leased Property that is not Lessee's Property (defined at Section 2.6 herein) (the "Personal Property").

       1.2 Term. Lessee shall lease the Leased Property subject to the permitted encumbrances set forth in Exhibit B attached hereto for a period of thirty-six (36) months (the "Term") commencing on January 10, 1996 (the "Commencement Date") and ending on the earlier of (a) November 30, 1998 at 12:00 midnight, or (b) ninety (90) days after the last day of the month in which ninety-five percent (95%) or more of the Facility's total rentable residential units have been leased at fair market rates and provided that if the Property is sold pursuant to Section 1.3 below, the Term shall end at the time of the conveyance of the Property.

       1.3 Sale of the Property. During the 90 day period referred to in 1.2(b) above, Lessee shall be authorized to negotiate the sale of the Property, provided, that, with respect





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to any such sale, the Net Purchase Price for the Property shall not be less than the sum of (x) $2,000,000 plus (y) the cumulative sum of any shortfall in the payments of Lessor's Equity Return referred to in Section 3.2(c) below during the Term of this Lease (collectively, "Lessor's Equity"), and the sale shall be made on other reasonable terms acceptable to Lessor, in its sole discretion. Lessor agrees that it will cooperate with Lessee in taking all action required to consummate any such sale of the Property. If the Property is sold during the Term of this Lease, Lessor will be entitled to retain from the Net Purchase Price an amount equal to (A) Lessor's Equity plus (B) 90% of the Net Purchase Price less Lessor's Equity (the "Residual Amount"), and Lessee shall be entitled to receive from Lessor 10% of the Residual Amount. Notwithstanding the foregoing, after the expiration of the 90 day period referred to in clause (ii) of Section 1.2 above, and in any case with Lessee's consent, which may be withheld by Lessee in its sole discretion, Lessor may sell the Property for an amount equal to or greater than the indebtedness secured by the Property for which Lessee then remains liable.

      Any sale of the Property shall be to a buyer with no relationship to the Lessee and on arms length terms unless otherwise approved by Lessor in its sole discretion.

       1.4 Effect of Mortgage. Except as set forth herein, this Lease is subject to the terms, covenants and conditions of the Mortgage. Except as otherwise provided in this Section 1.4, to the extent any of the terms, covenants and conditions of the Mortgage relate to the operation or management of the Leased Property or to the specific obligations with respect to the operation or management of the Leased Property undertaken by the Lessee in this Lease, Lessee shall perform, observe and be bound by the terms, covenants, acknowledgments and conditions by or to be performed on the part of Grantor under the Note and Mortgage, from and after the date hereof and shall indemnify, defend and hold Lessor harmless from and against any claims, damages, or liabilities arising under or pursuant to the Mortgage by reason of Lessee's failure to fully comply with any and all said duties, covenants and obligations, or by reason of Lessee's conduct upon or management of the Leased Property. Lessor covenants and agrees that it shall make all payments due under and with respect to the Mortgage, including, without limitation and when due, all principal and interest payments under the Note. Upon the maturity of the Note, Lessor may refinance the Note and Mortgage and may grant a new deed of trust over the Leased Property, provided, that, notwithstanding any such refinancing, the rental payments under Section 3.1 shall not be altered by virtue of such refinancing.

       If Lessor fails to pay when due any sum or sums payable under the Note, Lessee may, but shall not be obligated to, pay





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any and all such amounts, upon prior written notice to Lessor.  If Lessee makes any such payment or payments, the amount so paid shall be immediately due and payable by Lessor to Lessee and shall bear interest at the Overdue Rate set forth at Section 2.7 from the date of such expenditure by Lessee until repaid. Such amount, plus the interest accrued thereon, shall, until discharged in full, be offset and deducted from the next installment or installments of Rent then due or coming due under this Lease.


Section 2. Definitions.

       Capitalized terms used in this Lease shall have the meanings given them in this Section 2 or at the Section or Recital where such word is first used.


       2.1 Consolidated Financials means any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, audited statements of earnings and retained earnings and of changes in financial positions for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles.

       2.2 Facility Revenue means, for any period, all amounts whatsoever paid to Lessee from any source, and produced or generated by Lessee's operation of the Facility, computed on a cash basis and in accordance with generally accepted accounting principles, consistently applied, and whether produced or generated by virtue of Lessee's or any other person or party's activities or operations thereon.

       2.3 Impositions means, collectively, all taxes (including, without limitation, all real, personal, county, state, business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed before the date hereof and whether or not to be completed before the date or within the Initial or any Option Term of this Lease), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other government charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property that at any time before, during or in respect of





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the Term may be assessed or imposed on or in respect of, or be a lien upon (a)
Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use of the Leased Property or any part thereof.

       2.4 Insurance Requirements means all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

       2.5 Legal Requirements means all federal, state, county, municipal and other governmental statues, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that may (i) require repairs, modifications or alterations in or to the Leased Property or (ii) in any way adversely affect the use and enjoyment of the Leased Property, and all permits, licenses and authorizations and regulations relating to the Leased Property, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor after the Commencement Date without the consent of Lessee) affecting the Leased Property.

       2.6 Lessee's Property means any items of personal property owned by Lessee and located at the Facility but excluding Personal Property.

       2.7 Lessor's Equity Return means 10% per annum on a nominal amount of $2,000,000, or $16,667.00 per month.

       2.8 Net Cash Flow means, for any period, all Facility Revenue, less the sum of:

              (a)  the Base Rent for such period,

              (b) all amounts held by Lessee in segregated accounts for unearned rent or as security deposits that are refundable to tenants occupying the Facility, and

              (c)  all Operating Expenses.

     2.9 Net Purchase Price means the purchase price for the Property less all closing costs and expenses, and repayment of all secured indebtedness.

     2.10 Operating Expenses means, for any period, all expenses associated with the ownership, operation, leasing, repair and maintenance of the Facility, all Impositions, all other expenses specifically identified in this Lease as Operating





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Expenses and all expenses for the creation of reserves for building repair and maintenance, tax, insurance, and other reserves that would be maintained by a prudent owner under similar circumstances. Operating Expenses specifically do not include debt service on the Mortgage or any expenditure required by generally accepted accounting principles to be capitalized to the extent such capitalized expenditures are paid from reserves. To the extent that any capital expenditures exceed the amount of the reserve for capital expenditures then available, the excess shall constitute an Operating Expense.

     2.11 Overdue Rate means, an any date, a rate equal to 2% above the Prime Rate on such date, but in no event a rate greater than the maximum rate then permitted under applicable law.

     2.12 Payment Date means any due date for the payment of the installments of Rent or any other sums payable under this Lease.

     2.13 Prime Rate means the prime interest rate announced by Seattle First National Bank, from time to time.

     2.14 Rent means the payment from Lessee to Lessor calculated in accordance with Sections 3.1 and 3.2, and Additional Charges payable pursuant to Section 3.3.


Section 3. Rent.

     3.1 Monthly Base Rent. On the Commencement Date and on or before the first day of each calendar month during the Term of this Lease commencing on January 1, 1996, Lessee shall pay Lessor an amount (the "Monthly Base Rent") equal to (i) $53,320 (the "Monthly Debt Payment"), plus (ii) 1/12 of the estimated real estate and personal property ad valorem tax for the then current calendar year (the "Monthly Tax Reserve"), plus (iii) $16.67 multiplied by the number of residential units in the Facility (the "Monthly Replacement Reserve"). In addition, on the date of the commencement of the Term of this Lease, Lessee shall pay Lessor an amount equal to the Monthly Base Rent multiplied by a fraction, the numerator of which is the number of days remaining in the month of January, 1996, and the denominator of which is 31.

     3.2 Management Fee; Annual Return; Participation. On or before the twentieth (20th) day of each calendar month during the Term commencing after the first full calendar month, the following amounts shall be paid to Lessor or retained by Lessee, as the case may be, in the order specified below, from Net Cash Flow for the preceding calendar month ("Monthly Net Cash Flow"), all in lawful money of the United States of America:





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          (a) First, from the Monthly Net Cash Flow, Lessee shall retain an amount equal to two and one-half percent (2.5%) (the "Management Fee") of the Facility Revenue for the preceding calendar month ("Monthly Facility Revenue");

          (b) Second, from the Monthly Net Cash Flow remaining following payment under Subsection 3.2(a), Lessor shall be paid an amount equal to SIXTEEN THOUSAND SIX HUNDRED SIXTY SIX AND SIXTY-SEVEN/100THS ($16,666.67) (the
"Monthly Equity Return");

          (c) Third, from the Monthly Net Cash Flow remaining following payment under Subsections 3.1(a) and 3.1(b), Lessor shall be paid an amount equal to eighty percent (80%) and Lessee shall retain an amount equal to twenty percent (20%) of such remaining Monthly Net Cash Flow (each of the 80% and the 20% payment being a "Participation Amount").

          On or before March 31 of each year during the Term of the Lease, Lessee will prepare and present to Lessor a schedule reflecting the calculation of the Participation Amount for the preceding calendar year as a whole. To the extent that the aggregate Participation Amount retained by Lessee for all twelve months of the preceding year exceeded an amount equal to 20% of an amount equal to (i) the Net Cash Flow for such year, less (ii) the aggregate Management Fees retained by Lessee during such year, less (iii) $200,000 (representing the Lessor's Equity Return for the year if all payments of the Monthly Equity Return were made), Lessee shall be obligated to pay such excess to Lessor. Such excess shall be paid by delivering to Lessor the Participation Amount which Lessee would otherwise be entitled to retain in subsequent months until the excess has been paid to Lessor in full.

          To the extent that the Facility Revenue is not sufficient in any month to pay the Monthly Base Rent and all Operating Expenses of the Facility, Lessee will fund any deficiency from its own resources.

          3.3 Additional Charges. In addition to the Rent, (i) Lessee shall pay and discharge as and when due and payable all other amounts, liabilities, obligations and impositions that Lessee assumes or agrees to pay under this Lease, and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i), Lessee shall promptly pay and discharge every fine, penalty, interest and cost that may be added for nonpayment or late payment of such items (the items referred to in clauses (i) and (ii) are collectively called "Additional Charges".)





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          3.4  Late Payment.  Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of Rent.

               3.4.1 If any installment of monthly Rent shall not be paid within ten (10) days after its due date, Lessee will pay Lessor on demand, the late fee as provided in Section 3.3 hereof and, at such time that such failure constitutes an Event of Default pursuant to Section 16, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is less) on the amount of such installment, from the due date of such installment to the date of payment thereof.

             3.4.2 If Lessee shall fail to pay any Additional Charges when due and if, pursuant to this Lease, Lessor shall discharge same, then an amount equal to such Additional Charges shall become immediately due and payable by Lessee to Lessor, together with interest at the Overdue Rate accruing from the date expended by Lessor until the same is repaid by extent that Lessee pays any Additional Charges to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

          3.5 Late Fee. Lessee shall pay a late fee of five percent (5%) of the monthly Rent for any payment thereof not received within ten (10) days of its due date. Such late charge is intended to compensate Lessor for additional expenses incurred by Lessor in processing such late payments. Nothing herein is intended to violate any applicable law, code or regulation, and in case of any such violation all impermissible charges shall automatically be reduced to any maximum applicable legal rate or charge. The late fee pursuant to this
Section 3.5 shall be imposed monthly for each late payment. This late fee is in addition to all other remedies available to Lessor and shall not be considered as limiting other remedies Lessor may have under this Lease or under law.

          3.6 Additional Reserves. In addition to the Monthly Tax Reserve and the Monthly Replacement Reserve, Lessee, with the approval of Lessor (which approval shall not be unreasonably withheld) shall establish such additional reserves as are typical and appropriate for independent and assisted living facilities such as the Facility. All amounts placed in such reserves shall constitute Operating Expenses. Lessee shall be permitted to expend funds from time to time from such reserves to cover costs for which the respective reserves have been established and which are identified in the Annual Budget (as defined below) or which are otherwise approved by Lessor in writing in its reasonable judgment. Lessor shall hold in a separate account the aggregate





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Monthly Tax Reserves and the aggregate Monthly Replacement Reserves, and all other reserves shown on the Annual Budget.

          3.7 Annual Budget. Not less than 30 days prior to the end of each calendar year during the Term of the Lease, Lessee shall prepare and present an annual budget to Lessor for the Facility covering, among other things, all reserves proposed to be established by Lessee (including, without limitation, a capital expenditure reserve), all marketing expenses pursuant to a marketing plan, and all expenses for management personnel (the "Annual Budget"). Within 21 days of receipt of the proposed annual budget the Lessor's shall indicate any specific items that it does not approve, and Lessor and Lessee shall negotiate in good faith to resolve any disagreement. Lessee shall be authorized to use Facility Revenue to pay all Operating Expenses arising in the ordinary course of business and to pay for items covered by any approved reserves. Any other expenses must be approved in advance by Lessor in its reasonable judgment. The reserves itemized on the Annual Budget held by Lessor shall be released to Lessee when the costs for which such reserves have been established become due and payable by Lessee. All capital expenditures not in the Annual Budget or otherwise approved by lessor shall be the responsibility of and paid for by Lessee.

          3.8 Security Deposit. On or prior to the Commencement Date, Lessee shall deposit with Lessor a security deposit in the amount of $63,000.00 (the "Security Deposit") which shall secure Lessee's performance of its obligations hereunder. Upon the termination of this Lease, unless an Event of Default has occurred and is continuing (or an event that, with the passage of time or the giving of notice, would constitute an Event of Default, has occurred and is continuing), Lessor shall return the security Deposit to Tenant. If at the end termination of the Lease an Event of Default has occurred and is continuing (or an event that, with the passage of time or the giving of notice, would constitute an Event of Default, has occurred and is continuing), Lessor shall withhold such portion of the security Deposit as would be required to cure such Event of Default (or such other event), and return the balance of the Security Deposit, if any, to Lessee.

Section 4. Taxes, Assessments and Other Impositions.


          4.1 Payment of Impositions. Subject to the following sentence, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost is assessed or added for non-payment, such payments to be made directly to the taxing authorities. Lessor shall make available to Lessee from the aggregate Monthly Tax Reserves held by Lessor the amount necessary for payment of taxes as and when they become due and upon receipt of written request from Lessor regarding same. Lessee will promptly, upon request, furnish to Lessor copies of





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official receipts or other satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term (subject to Lessee's right of contest pursuant to the provisions of Section 12) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessee shall, to the extent permitted by applicable laws and regulations, prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities.

          Lessor or Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. If governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns. Lessor, to the extent it possesses the same, will, upon request, provide Lessee with cost and depreciation records necessary for filing returns for any property so classified as personal property. If Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor and subject to the provisions of Section 12 relating to permitted contests, as an Operating Expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor shall fully cooperate with Lessee in such protest, appeal or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

          4.2 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time acquires knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessees obligations hereunder to pay such Impositions; provided, however, that if Lessor fails to give such notice to Lessee and Lessee was otherwise without actual or constructive notice of any such Imposition, Lessor shall be responsible for any fine, penalty, interest and costs added because of late payment of such Imposition and Lessee shall not be deemed to be in default hereunder for late payment thereof.





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          4.3  Adjustment of Imposition. Impositions imposed in respect of the tax or fiscal period during which the Term commences or terminates shall be adjusted and prorated such that they shall constitute Operating Expenses during the Term hereof and shall, if they relate to the period following the end of the Term of this Lease, be the responsibility of Lessor.

          4.4 Utility Charges. Lessee will pay or cause to be paid as Operating Expenses all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property during the Term.

          4.5 Insurance Premiums. Lessee will pay or cause to be paid as Operating Expenses all premiums for the insurance coverage required to be maintained pursuant to Section 13 during the Term.


Section 5. Rent Adjustments.

          5.1 No Termination or Adjustment to Net Cash Flow. Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall not seek nor be entitled to any adjustment to the allocation of Net Cash Flow provided in Section 3, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof; (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title, unless such prohibition, restriction or interference arises from Lessor's failure to pay when due any sums required of Lessor to be paid under the Note;
(c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (d) any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby waives all rights, arising from any occurrence whatsoever, that may now or hereafter be conferred upon it by law (i) to modify, surrender or terminate this Lease or (ii) that entitle Lessee to any abatement, reduction, suspension or deferment of Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. Notwithstanding the foregoing, if Lessor receives any condemnation proceeds with respect to the Property, the Monthly Base Rent shall be reduced by a fraction equal to the amount of the condemnation proceeds divided by the amount of the Note as of the date of this Lease.





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Section 6. Ownership of Leased Property.

          6.1 Limited Rights of Lessee. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

          6.2 Personal Property. As an operating Expense and from reserves maintained for the replacement of existing Personal Property, Lessee shall procure and maintain during the entire Lease term all personal property necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use (as defined below) of the Facility.

          6.3 Transfer of Personal Property to Lessor. Upon acquisition and installation at the Facility all (a) fixtures acquired by Lessee and placed on the Real Property or in the Facility after the effective date of this Lease, and replacements therefor or thereto, (b) all replacements of the personal property located on the Real Property or in the Facility on the effective date of this Lease and (c) any other personal property acquired by Lessee from revenue generated by the Leased Property after the effective date of this Lease, shall become the property of Lessor, if not already owned by Lessor, and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership. The term "Personal Property" shall include any such additional personal property as may be transferred to Lessor pursuant to this Section 6.3.


Section 7. Condition and Use of Leased Property.

          7.1 Condition of The Leased Property. Lessee has occupied and been in possession of the Leased Property since June 5, 1991, and Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "AS IS," and Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT LESSEE HAS INSPECTED THE LEASED PROPERTY AND THAT THE LEASED PROPERTY IS SATISFACTORY TO LESSEE.





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          7.2  Use of the Leased Property.

               7.2.1 Lessee shall proceed with all due diligence and shall exercise its reasonable best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law, including but not limited to licensure of the Leased Property where appropriate as a congregate and assisted care living facility.

               7.2.2 After the Commencement Date and during the Term, Lessee shall continuously use or cause to be used the Leased Property and the Improvements thereon as a congregate and assisted care living facility and for such other uses as may be necessary or incidental to such use or that become common uses of similar facilities by other operators in Lessee's industry (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, that will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents therein, or permit to be kept, used or sold in or about the Leased Property, any article that may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

               7.2.3 Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

               7.2.4 Lessee shall neither suffer nor permit the Leased Property, or any portion thereof, to be used in such manner as (i) might reasonably tend to impair Lessor's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

               7.2.5 Lessee shall not use or permit the Leased Property to be used, in any manner that would (i) violate any certificate of occupancy affecting the Leased Property, (ii) cause the value or usefulness of the Leased Property or any part thereof materially to diminish, (iii) cause the loss of a license, approval, permit or agreement required by Section 7.2.1 hereof, (iv) violate any of the provisions of any encumbrance, mortgage or deed of trust known to Lessee to which the Lease is subordinated or that encumbers the Leased Property, including without limitation, the Mortgage or (v) violate any other provision of this Lease.

               7.2.6 Lessee shall inform Lessor immediately by telephone and by letter, telefacsimile or telegraph of any action taken, commenced or instituted by any state or federal authority having jurisdiction over the Leased Property as an assisted care facility to terminate or revoke any license or certificate of Lessee.

          7.3 Management of Facility. At all times during the Term, Lessee shall have and retain primary and direct responsibility for managing the Facility; provided, that, with Lessor's consent, which may not be unreasonably withheld, Lessee may contract with another operator to manage the Facility pursuant to the terms and conditions set forth herein.


Section 8. Compliance with Mortgages and Restrictions.

          8.1 Mortgage Compliance. Lessee, shall use its best efforts given the available Facility Revenue to insure that it and the Leased Property and business conducted thereon shall at all times comply with all of the terms, conditions and provisions of any mortgage, deed of trust or other encumbrance now or in the future known to it covering the Leased Property, including without limitation, the Mortgage, except for the obligations thereunder to make payment of principal and interest, which such obligations are the responsibility of Lessor as provided in Section 3.1.

          8.2 Encroachments, Restrictions. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Real Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or, at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, as an Operating Expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated before the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirement of Section 10. Lessee's obligations under this Section
9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and any sums recovered by Lessor under any such policy of title or other insurance shall be treated as revenue of the Leased Property for purposes of Section 3.


Section 9. Maintenance and Repair.

          9.1  Lessee's Obligations.

               9.1.1 Lessee, as an Operating Expense (or from reserves, if appropriate), shall keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and that are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Section 14, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing before the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

               9.1.2 Lessor shall not under any circumstances be required to build or rebuild any improvements in the Leased Property, or to make any repairs, replacements, alterations restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way.

               9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof, except as provided in Sections 11 and 12.

          9.2 Lessor Repairs. If Lessor in its reasonable judgment deems that any maintenance or repairs are required to be made by Lessee, Lessor may demand that Lessee make them immediately, and if Lessee refuses or neglects to commence such maintenance or repairs and to complete them with reasonable dispatch, Lessor may make or cause such maintenance or repairs to be made. If Lessor makes or causes maintenance or repairs to be made, Lessor shall not be responsible to Lessee for any loss or damage that may accrue to Lessees property or business by reason of the maintenance or repair work. Any expenses incurred by Lessor for any such repairs shall constitute Operating Expenses, and shall be promptly paid by Lessee.


Section 10.  Alterations.

          Lessee shall have the right to make additions, modifications or improvements to the Leased Property from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, provided that Lessor has given its prior written consent for such alteration. The cost of all permitted alterations, modifications or improvements to the Leased Property shall be Operating Expenses or shall be financed from any applicable reserves, and all such alterations, modifications and improvements shall be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall revert to and become the property of Lessor.

          Lessee shall perform any alterations, modifications or improvements with new materials, in a professional, workmanlike manner, and in accordance with all applicable governmental restrictions, orders, regulations, laws and ordinances and in compliance with any insurance policies or insurance underwriting requirements.

Section 11. Liens.

          Subject to the provision of Section 12 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge as an Operating Expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any part thereof, or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, set forth in Exhibit B, (c) restrictions, liens and other encumbrances to which Lessor gives its prior written consent, (d) liens for those taxes of Lessor that Lessee is not required to pay hereunder, (e) liens for real property taxes not yet due,
(f) liens for impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are payable without the addition of any fine or penalty or (ii) such liens are in the process of being contested as permitted by Section 12 and (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (i) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefore or (ii) any such liens are in the process of being contested as permitted by
Section 12.


Section 12.  Permitted Contests.

          Lessee, on its own or on Lessor's behalf (or in Lessor's name), as an Operating Expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or any Legal Requirements or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 11, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof against Lessor and from the Leased Property, (b) neither the Leased Property nor any part thereof or Interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of any proceedings, (d) such contest may legally be maintained without the occurrence or imposition of any lien, charge or liability against Lessor, the Leased Property or Lessee's interest in the Leased Property, (e) in the case of an Insurance Requirement, the coverage required by Section 13 shall be maintained, and (f) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as an Operating Expense, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, to comply with the applicable Legal Requirement or Insurance Requirement. Lessor, as an Operating Expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall be joined as a party therein.


Section 13.  Insurance.

          13.1 General Insurance Requirements. During the term of this Lease, Lessee shall at all times keep the Leased Property, and all property located in or on the leased Property, including Lessee's Property, insured with the kinds and amounts of insurance described in this Section 13. This insurance shall be written by companies authorized to do insurance business in the state of California. The policies must name Lessor and those other parties designated by Lessor as an additional insured. Losses shall be payable to Lessor and/or Lessee as provided in Section 14. In addition, the policies shall name as an additional insured the holder of any mortgage, deed of trust or other security agreement ("Facility Mortgagee") on the Leased Property and any other encumbrance placed on the Leased Property in accordance with the provisions of
Section 32, by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor, and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits in respect of insurance to be made with such Facility Mortgagee, as an Operating Expense, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies on Lessee's Property and the Leased Property, including the Leased Improvements, Fixtures and Personal Property, shall insure against the following risks:

               13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk", and all physical loss perils including but not limited to sprinkler leakage in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Section 13.2);

               13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

          13.1.3 Loss of rental under a rental value insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Section 13.1.1 or 13.1.2 in an amount sufficient to prevent Lessor from becoming a co-insurer.

          13.1.4 Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than Five Million Dollars ($5,000,000.00) per occurrence in respect of bodily injury and death and Five Million Dollars ($5,000,000.00) for property damage.

          13.1.5 Claims arising out of professional malpractice in an amount not less than One Million Dollars ($1,000,000.00) for each person and for each occurrence; and

          13.1.6 Flood (when the Leased Property is located in whole or in part within a designated flood plain area), earthquake and such other hazards and in such amounts as may be customary for comparable properties in the areas and is available from insurance companies authorized to do business in the State at rates that are economically practicable in relation to the risks covered.

     13.2 Replacement Cost. The term "full replacement cost" shall mean the actual replacement cost of covered property from time to time including an increased cast of construction endorsement, less exclusions provided in the normal fire insurance policy. If either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost determined by the fire insurance company that is then carrying the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as "impartial appraiser." The party desiring to have the full replacement cost so redetermined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party. The determination of such impartial appraiser shall be final and binding on the parties, and Lessee shall forthwith increase, or may decrease, the amount of insurance carried pursuant to this Section, as the case may be, to the amount so determined by the impartial appraiser, provided, that in no event shall the full replacement cost ever be in an amount less than the indebtedness encumbering the Leased Property. All of the fees, if any, of the impartial appraiser and all fees and costs incurred by Lessor with regard to Lessor's participation pursuant to this Section shall be Operating Expenses.

     13.3 Additional Insurance. In addition to the insurance coverage described in Section 13.1, as an Operating Expense, Lessee shall maintain such additional insurance as may be required from time to time by any Facility Mortgagee and shall further maintain at all times adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

     13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property, and/or Lessee's Personal Property, including without limitation, policies covering contents and fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The policies carried by each party will include such waiver clause so long as the same is obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

     13.5 Form Satisfactory, etc. All of the policies of insurance referred to in this Section shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessor will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessee. Lessee shall pay as an Operating Expense all of the premiums therefor, and shall deliver such policies or certificates thereof to Lessor before their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be paid to Lessor upon written demand therefor, and failure to pay the same shall constitute an Event of Default within the meaning of Section 16.1(c). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days written notice before the policy or policies in question shall be altered, allowed to expire or canceled.

          13.6 Increase in Limits. If Lessor shall at any time deem the limits of the personal injury or property damage or public liability insurance then carried by Lessee to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried, and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties, the costs of which shall be paid as an Operating Expense. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any Facility Mortgagee, which for purposes of this Lease shall at all times be the minimum amount of insurance coverage required.

     13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Section 13 are otherwise satisfied.


Section 14. Insurance Proceeds and Reconstruction Obligation.

     14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Section 13 of this Lease, shall be paid to Lessor and held by Lessor in trust (subject to the provisions of section 14.7) and shall be made available for the reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall constitute revenue of the Leased Property and shall be distributed in accordance with Section 3.1 above; provided, that, in the event in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds shall be retained by Lessor.

     14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

            14.2.1 Except as provided in Section 14.7, if during the Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Section 13 and the Leased Property thereby is rendered unsuitable for its Primary Intended Use, which shall be determined by Lessor exercising good faith, then, unless Lessor and Lessee mutually agree not to restore the Leased Property, to the extent of the insurance proceeds, Lessee shall arrange for the restoration of the Leased Property to substantially the same condition as existed immediately before the damage or destruction.


                14.2.2 Except as provided in Section 14.7, if during the Term the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Section 12, but the Leased Property is not thereby rendered unsuitable for the Primary Intended Use, Lessee shall promptly arrange for the restoration of the Leased Property to substantially the same condition as existed immediately before the damage or destruction, and Lessor shall make available to Lessee, pursuant to Section 14.1, insurance proceeds that may be held as the result of such damage or destruction. Such damage or destruction shall not terminate this Lease, which shall remain in full force and effect.

                14.2.3 If the cost of the repair or restoration, required to be arranged by Lessee pursuant to this Section 14.2 exceeds the amount of proceeds received by Lessor from the insurance required to be carried under Section 13, Lessor may at its option either advance any excess amounts needed to restore the Leased Property or Lessor shall determine how to best utilize the insurance proceeds available and direct Lessee to arrange for restoration of the premises within the proceeds available. To the extent that Lessor advances the excess amount needed to restore the Leased Property, Lessor shall be entitled to reimbursement of such advances as Operating Expenses from the subsequent revenue of the Leased Property until such advances have been satisfied in full. All such advances shall bear interest at the prime rate announced publicly by Seattle-First National Bank from time to time.

                14.3 Reconstruction in the Event of Destruction Not Covered by Insurance. If, during the Term the Leased Property is totally or materially destroyed from a risk not covered by the insurance described in Section 12, Lessor, at its option may either pay for the restoration of the Leased Property or terminate this Lease. If, during the Term the Leased Property is totally or materially destroyed from a risk for which Lessee is required to arrange for insurance coverage and, due to Lessee's negligence such insurance coverage has not been placed, Lessee at its own expense shall restore the Leased Property to substantially the same condition as it was in immediately before the damage or destruction and such damage or destruction shall not terminate this Lease.

                14.4 Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's

Property shall be paid to Lessee and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing such loss or damage.

     14.5 Restoration of Lessee's Property. If Lessee is required to arrange for the restoration of the Leased Property as provided in Section 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee and Lessee's Property.

     14.6   Damage Near End of Term.  Notwithstanding any provision of Section
14.2 appearing to the contrary, if damage to or destruction of the Leased Property occurs during the last six (6) months of the Term and is covered by insurance, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of the appraised loss, then Lessee shall have the right to terminate this Lease by giving notice to Lessor within thirty (30) days after the date of damage or destruction and all insurance proceeds shall be paid to Lessor and this Lease shall be terminated effective an the date of such notice.

     14.7 Waiver. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Leased Property.

     14.8 Express Provision. The provisions of this Section shall be considered an express agreement governing any case of damage or destruction of the Leased Property by fire or other casualty, and no state statute providing for such a contingency in the absence of an express agreement, and no other law of like import, now or hereafter in force, shall have application in such case.


Section 15. Condemnation.

     15.1   Definitions.

          15.1.1 "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          15.1.2 "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          15.1.3 "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                15.1.4 "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

                15.2 Parties' Rights and Obligations. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Section 15.

                15.3 Partial Taking. If a portion of the Leased Property is taken by condemnation, this Lease shall remain in effect if the Leased Property is not thereby rendered unsuitable for its Primary Intended Use (which shall be determined by Lessor exercising good faith), but if the Leased Property is thereby rendered unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking.

                15.4 Award Distribution. Subject to the rights of the Facility Mortgagees, the Award made in connection with the condemnation of all or any part of the Leased Property shall belong to and be paid to Lessor, provided, that, if the Award specifically includes a sum attributed to the leasehold interest of Lessee, such portion shall be paid to Lessee. Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes a sum attributable thereto, an amount for loss of or to Lessee's Property and for reasonable removal and relocation costs.

                15.5 Temporary Taking. The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect.

Section 16.  Events of Default.

                16.1 Events of Default. Any one or more of the following events shall constitute an Event of Default:

                        (a) if Lessee shall fail to make payment of the Rent or any other amount or sum payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured within a period of ten
(10) days of the written notice from Lessor of the Lessee's failure to timely make the payment,

                        (b) if Lessee shall fail to observe or perform any other term, covenant, or condition of this Lease and such failure is not cured within a period of thirty (30) days after receipt by Lessee of written notice thereof from Lessor, unless such failure cannot, with due diligence, be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, but in no event shall the period to cure exceed 90 days,

                (c)  If Lessee shall:

                     (i) admit in writing its inability to pay its debts generally as they become due,

                     (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                     (iii)  make an assignment for the benefit of its creditors,

                     (iv) consent to the appointment of a receiver of itself or of the whole or any subbstantial part of its property,

                     (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof,

               (d) if Lessee shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of the Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days of the date of the entry thereof,

               (e) if Lesee shall be liquidated or dissolved, or shall begin preceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee into, or a sale of substantially all of Lessee's assets to, another corporation provided that the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor accompanied by an opinion of counsel, reasonably satisfactory to Lessor and addressed to Lessor stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors, rights exceptions), and provided further that immediately after giving effect to any such merger, consolidation or sale, the Lessee or other corporation (if not the Lessee) surviving the same shall possess a consolidated net worth at least equal to the consolidated net worth of Lessee as of the date hereof, all as to be set forth in an officer's certificate and delivered to Lessor within a reasonable period of time after such merger, consolidation or sale,

       (f) if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor, (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Section 12), or

       (g) if, except as a result of damage, destruction or a partial or complete condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of two (2) days.

If an Event of Default occurs, Lessor may terminate this Lease by giving Lessee not less than ten (10) days notice of such termination and, upon the expiration of the time fixed in such notice, the Term, as the case may be, shall terminate and all rights of Lessee under this Lease shall cease. Notwithstanding any termination of this Lease by Lessor, Lessor shall remain responsible to make all principal and interest payments when due under the Note.

     16.2 Certain Remedies. If an Event of Default shall have occurred (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1 above) and be continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor the Leased Property and quit the same, and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceeding, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property subject to rights of any residents and to any requirement of law.

     16.3 Past Due Payments. In the event of a termination of this Lease, Lessee shall forthwith pay to Lessor all Rent and other amounts at the time of termination due and payable with respect to the Leased Property and otherwise due under this Lease, to and including the date of such termination.

     16.4 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Section 16, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.


Section 17. Lessor's Right to Cure Lessee's Default.

        If Lessee shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure such failure within the relevant time periods provided in Section 16.1, Lessor, after notice to and demand upon Lessee, and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee (unless such payment would constitute an Operating Expense), and may, to, the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee.
All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall, if constituting an Operating Expense, be paid to Lessor by Lessee prior to the next distribution of any subsequent Monthly Net Cash Flow pursuant to Section 3.1 above, and if the responsibility of Lessee, be immediately paid by Lessee to Lessor from Lessee's own funds.

Section 18. Obligations at Expiration or Termination.

     18.1 End of Term. Upon the expiration or earlier termination of the Term, Lessee shall quit and surrender to Lessor the Premises, broom clean, in good order and condition, ordinary wear and tear excepted, and Lessee shall remove all its property. If the last day of the term of this Lease falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

     19.2 Fixtures. All fixtures, equipment, structural components and like installations installed in the Leased Property at any time by Lessee shall, upon installation, become the property of Lessor and shall remain upon and be surrendered with the Leased Property. Except as otherwise provided in this Lease, nothing shall prevent Lessees removal of Lessee's Property, but upon any such removal, Lessee shall immediately and at its expense repair and restore the Leased Property
(inclusive of property formerly owned by Lessee that became the property of Lessor pursuant hereto) to the condition existing prior to such removal. All property permitted to be removed by Lessee at the end of the term remaining in the Leased Property after Lessee' removal shall be deemed abandoned and may, at the election of Lessor, either be retained as Lessor's property or may be removed from the Leased Property by Lessor.


Section 19. Financial and Other Statements.

     19.1 Statements, Reports. Lessee shall forward to Lessor copies of all reports and documents relating to the Leased Property received from any state or federal licensing or certification authorities having jurisdiction over the Leased Property as an assisted care facility. Such copies shall be so forwarded forthwith upon receipt of such reports and documents by Lessee.

     19.2 Operating Statement. Lessee shall annually, on or before April 1 of each year, commencing April 1, 1996, and on or before the 20th day of each month provide Lessor with an operating statement and balance sheet for the Leased Property for the preceding calendar year, in form and content satisfactory to Lessor in its reasonable judgement. The cost of preparing such operating statement shall constitute an Operating Expense.

     19.3 Financial Statements. Lessee shall, within ninety (90) days after the end of Lessee's fiscal year, provide Lessor with (i) copies of Lessee's current Consolidated Financials, certified by an independent public accountant acceptable to Lessor in its reasonable judgment and (ii) with respect to the Facility, copies of statements of earnings and of changes in financial position for such fiscal year and the related balance sheet as of the end of such fiscal year, all in reasonable detail and setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with generally accepted accounting principals and either internally prepared by Lessee or, to the extent Lessor deems appropriate in its sole discretion, either audited or reviewed by an independent public account acceptable to Lessor in its reasonable judgment; provided, that, Lessee shall be responsible for only $10,000 in fees and expenses for any audited or reviewed Facility financial statements, and Lessor shall be responsible for the excess.

     19.4 Lessor's Right to Perform Operational Audit. Lessor may, through its employees or independent contractors, inspect and audit the operations at the Leased Property (which audit may include, but which shall not be limited to, a review and audit of Lessee's books and records pertaining to the Leased Property) (a) up to one (1) time per calendar year, so long as no Event of Default has occurred under the Lease, and (b) upon two (2) days' notice to Lessee if an Event of Default has occurred under the Lease. Any audit conducted by Lessor pursuant to this Section 19.4 shall be at Lessee's cost and expense (except to the extent the cost and expense of any audit exceeds $5,000, in which case such excess shall be Lessor's responsibility). Lessee shall reimburse Lessor upon demand for Lessee's portion of any amounts expended by Lessor pursuant to the previous sentence. At Lessor's election, Lessor shall be entitled, in connection with any such audit, to speak with any officer or employee, independent contractor, or other agent of Lessee, with tenants of the Leased Property, and with anyone supplying goods or services to Lessee for the Leased Property. Notwithstanding Lessor's rights pursuant to this Section 19.4, Lessor does not undertake or assume any responsibility or duty to Lessee to select, review, inspect, supervise, pass judgment upon, or inform Lessee of any matter in connection with the Leased Property or its operations thereon. Lessee shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or supply of information undertaken or assumed by Lessor in connection with such matters is solely for the protection of Lessor, and neither Lessee nor any other person or entity is entitled to rely thereon.


Section 20. Indemnification.

     Notwithstanding the existence of any insurance provided for in Section 13, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, and causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor and its agents, Lessor's partners, participants and lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Leased Property by Lessee, the conduct of Lessee's business with respect to the Leased Property, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any event of default or breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee's liability for a breach of this Section 20 arising during the Term hereof shall survive any termination of this Lease.

     20.1 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damages to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Leased Property, whether such damage or injury whether the injury or damage results from conditions arising upon the Leased Property, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Notwithstanding Lessor's negligence or breach of this Lease, unless Lessor intentionally interrupts Lessee's quiet enjoyment of the property, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

Section 21.  Subletting and Assignment; Attornment.

     21.1 Subletting and Assignment. Lessee shall not, without the express written consent of Lessor, which may be withheld in Lessor's sole discretion, assign this Lease or sublet all or any part of the Leased Property to any other party or entity, except to residents of the retirement center facility or to parties providing certain services to the residents, such as the operator of a beauty shop, barber shop or other similar services.

     21.2 Attornment. If Lessor consents to a sublease of the Leased Property, Lessee shall insert in each sublease permitted herein, provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, and (c) in the event the sublessee receives a written notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct.

Section 22.  Lessor's Right to Inspect.

     Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property during usual business hours, or at any time during an emergency, subject to any security, health, safety or confidentiality requirements of Lessee, or any governmental agency or insurance requirement relating to the Leased Property.

Section 23.  No Waiver.

     No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver or any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

Section 24.  Remedies Cumulative.

     To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.


Section 25. Acceptance of Surrender.

     No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of such surrender.

Section 26.  No Merger of Title.

     There shall be no merger of this Lease or of the leasehold estate created hereby for reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.


Section 27.  Conveyance by Lessor.

     If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, and shall be reasonably capable of performing the obligations of Lessor or such successor owner, as the case may be, Lessor shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall there upon be binding upon the new owner.


Section 28.  Quiet Enjoyment.

     So long as Lessee shall pay all Rent and other amounts due hereunder as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, and no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof.


Section 29. Notices.

     All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered, telecopied or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

  If to Lessor:    Capital Consultants, Inc., Agent
                   2300 S.W. First Avenue
                   Portland, OR 97201
                   Attn: Linda Folkested

  With a copy to:  Lane Powell Spears Lubersky
                   520 SW Yamhill Street, Suite 500
                   Portland, OR 97204
                   Attn: Bryan E. Powell

  If to Lessee:    Crossings International
                   Corporation
                   1201 Pacific Avenue
                   Suite 1800
                   Tacoma, WA 98402
                   Attn: President

  With a copy to:  Bruce L. Holland, Jr.
                   Bogle & Gates
                   Two Union Square, Suite 4700
                   601 Union Street
                   Seattle, WA 98101-2346

or to such other address as either party may hereafter designate, and shall be effective upon receipt.


Section 30.  Subordination.

     This Lease is and shall be subordinate to any Deed of Trust or mortgage, including without limitation, the Mortgage, of the Leased Property now of record or recorded after the date hereof affecting the Leased Property. Such subordination is effective without any further act of Lessee. Lessee shall from time to time on request from Lessor execute and deliver any documents or instruments that may be reasonably required to effectuate any such subordination.


Section 31. Estoppel Certificates.

     Lessee shall, at any time and from time to time upon not less than ten (10) days prior written request from Lessor execute, acknowledge and deliver to Lessor, in form satisfactory to Lessor or Lessor's Mortgagee, a written statement certifying (if true) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that Lessee is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certifications as may reasonably be required by Lessor. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Property, and their respective successors and assigns.

Section 32.  Lessor May Assign Lease or Grant Liens.

     Without the consent of Lessee, Lessor may assign its interest under this Lease and may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing; provided, that, no such assignment or other lien, encumbrance or title retention agreement shall affect or limit in any respect the division of Net Cash Flow under Section 3 above, and Lessor shall make all payments of all obligations secured thereby.


Section 33.  Miscellaneous.

     33.1 All claims against, and liabilities of, the Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by an applicable law, such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State of California.

     33.2 Upon the expiration or earlier termination of the term of this Lease, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee, or to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of, any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities that may be necessary for the operation of the Facility for its Prime Intended Use; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

     33.3 Time is the essence of each and every term and provision of this Lease.

     33.4 The relationship between Lessor and Lessee shall, during the term of this Lease, be that of tenant and landlord. Nothing in this Lease shall be construed as constituting Lessee as a legal representative or agent, partner, employee of or joint venturer with Lessor, for any purpose whatsoever. Lessee shall have no right or authority to assume or create, in writing or otherwise, any obligation of any kind in the name of or on behalf of Lessor.

Section 34. Security.

     34.1 Grant of Security Interest. Lessee, to secure its faithful performance and observance of the terms, provisions and conditions of this Lease and the payment of all amounts to be paid by Lessee hereunder, hereby grants to Lessor a security interest in Lessee's Property.

     34.2 Assignment of Leases and Rents re Leased Property. Lessee hereby assigns to Lessor for security, Lessee's interest in all leases and rents, income, accounts receivable, receipts, revenues, issues, proceeds and profits resulting from the operation by Lessee of the Leased Property.

     34.3 Cooperation for Perfection of Security Interest. Lessee agrees to execute and file any and all documents deemed necessary by Lessor to create and perfect the security interest of Lessor in the assets and rights of Lessee described in this Section 34, including but not limited to such documents as required by the Uniform Commercial Code as adopted in the State of California. Further, Lessee hereby irrevocably appoints the President of Capital Consultants, Inc. as its attorney-in-fact for the purpose of executing such security agreements, financing statements or certificates, as Lessor deems necessary to perfect its security interest as granted herein, if Lessee should refuse to do so.

     34.4 Transfer of Security. In the event of a sale or lease of the Leased Property by Lessor or assignment of Lessor's interest under this Lease, Lessor shall have the right to transfer the security granted pursuant to this Section 34 to the vendee, lessee or assignee and Lessor shall thereupon be released by Lessee from all liability for the return of such security. Lessee shall look to the new Lessor solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Lessor.

     35.5 Further Covenant. Lessee shall not further assign or encumber or attempt to assign or encumber the assets in which a security interest has been granted to Lessor, and neither Lessor nor its successors or assigns shall be found by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     35.6 Security Agreement. Lessee's grant of the security interest provided in this Section 35 constitutes a security agreement within the meaning of the Uniform Commercial Code as enacted in the State of California.

     35.7 Attorneys' Fees. Should any litigation be commenced between the parties concerning this Lease or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to receive from the losing party a reasonable sum as and for its attorneys' fees, at trial and on appeal or review, said amount to be set by the court before which the matter is heard.

     35.8 Exhibits. The following exhibits referred to in this Lease are incorporated herein, as if set out in full, by the respective references to them:

  Exhibit A -  Legal Description
  Exhibit B -  Permitted Encumbrances
  Exhibit C -  Guaranty

     35.9 Guaranty. This Lease is subject to and conditional upon Lessee's delivery to Lessor, concurrently with Lessee's execution and delivery of this Lease, of a Guaranty in the form of and upon the terms contained in Exhibit C attached hereto and incorporated herein by this reference, which shall be fully executed by New Crossings International Corporation, a Nevada corporation ("Guarantor"). It shall constitute a default of the Lessee under this Lease if Guarantor fails or refuses, upon reasonable request by Lessor to give written confirmation that the guaranty is still in effect within ten (10) days after written request to Guarantor.


  IN WITNESS WHEREOF, the parties have cause this Lease to be executed by their respective officers thereunder duly authorized.


LESSOR:       CAPITAL CONSULTANTS, INC., agent
              for certain participant lenders



              By /s/
                 -----------------------------
                 Title: Senior Vice President

LESSEE:       CROSSINGS INTERNATIONAL CORPORATION


              By /s/
                 -------------------------------
                 Title:   Vice President

State of Washington
County of Pierce

On January 11, 1996 before me, the undersigned, a Notary Public in and for said State, personally appeared David M. Boitano, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


Signature /s/ Jeanne Otor

Name  Jeanne L. Otor                (SEAL)
     -------------------------------
          (typed or printed)

(California form acknowledgment)


State of Oregon
County of Multnomah

On January 12, 1996 before me, the undersigned, a Notary Public in and for said State, personally appeared William D. Schaub, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature  /s/ Kim R. Andrew

Name       Kim R. Andrew              (SEAL)
     -------------------------------
             (typed or printed)

                                   EXHIBIT A


                       LEGAL DESCRIPTION OF REAL PROPERTY


Parcel No. 1, Parcel Map No. 7277, in the County of San Bernardino, State of California, as per Map Recorded in Book 83 of Parcel Maps, Page(s) 24, in the Office of the County Recorder of said County.

                                   EXHIBIT B


3406788
Page 4


                             Permitted Encumbrances



At the date hereof Exceptions to coverage in addition to the printed exceptions and exclusions in said policy form would be as follows:

A. General and special taxes and assessments collected with taxes for the fiscal year 1995-1996.

Total:                $90,855.16
First Installment:     45,427.60 Paid
Second Installment:    45,427.56 Unpaid, Not Yet Delinquent

Homeowner's Exemption: $NONE

Code:                  13010
Parcel:                283-201-51




C. The lien of supplemental taxes, if any, assessed pursuant to the provisions of Section 75, et seq. of the Revenue and Taxation Code of the State of California.

1. Water rights, claims or title to water, whether or not shown by the public records.

2. An easement for the purpose shown below and rights incidental thereto as set forth in document.

Granted to:        College of Medical Evangelists, a corporation
Purpose:           pipelines
Recorded:          October 16, 1937, in Book 1236, Page 235, Official Records

Affects: That portion of the North one-half of Lot 1, Block 75, 80 acre survey of the Rancho San Bernardino, according to the plat thereof recorded in Book 7, Page 2 of Maps, Records of said County, lying North of the Southern Pacific Railroad Right of way as located through said lot.

3406788
Page 5

                   A 10 foot right beginning at a point 33 feet South and 41.25 feet West, more or less, from the Northeast corner of said lot, continuing West a distance of 500 feet, more or less, thence in a Southwesterly direction distance of 990 feet, more or less, to a point on the North line of the Southern Pacific Railroad right of way 30 feet, more or less, Easterly of the West line of said lot and the North line of the Southern Pacific Railroad right of way. The above described line is the North and the Southeasterly line of said 10 foot right of way.

3. A document subject to all the terms, provisions and conditions therein contained.

Entitled:          Regulatory Agreement
Dated:             July 1, 1985
Executed by:       Lorna Linda Redevelopment Agency, Seattle-First National
                   Bank, Redlands Federal Savings and Loan Association, and
                   Villa Linda Partners
Recorded:          July 1, 1985, as Instrument No. 85-158394,
                   Official Records

Reference is made to said documents for full particulars.

A document subject to all the terms, provisions and conditions therein contained.

Entitled:          Agreement Re Inapplicability of Regulatory Agreement
Dated:             October 1, 1990
Executed by:       Lorna Linda Redevelopment Agency, Seattle-First National
                   Bank, Redlands Federal Savings and Loan Association, and
                   Guardian Savings and Loan Association, a California
                   corporation
Recorded:          November 28, 1990, as Instrument No. 90-470059,
                   Official Records

4. A document subject to all the terms, provisions and conditions therein contained.

Entitled:          A Declaration of Acknowledgement of Potential Flooding and
                   Covenant not to Sue and Hold Harmless Agreement
Dated:             November 22, 1985
Executed by:       Villa Linda Partnership
Recorded:          October 20, 1986, as Instrument No. 86-308055,
                   Official Records

A document subject to all the terms, provisions and conditions therein contained.

Entitled:          Amended Declaration of Acknowledgement of Potential Flooding
                   and Covenant Not to Sue and Hold Harmless Agreement
Dated:             September 30, 1986
Executed by:       Villa Linda Partnership
Recorded:          October 20, 1986, as Instrument No. 86-308055,
                   Official Records

Reference is made to said document for full particulars.

3406788
Page 6

5. An easement for the purpose shown below and rights incidental thereto as set forth in document.

Granted to:        The City of Lorna Linda
Purpose:           roadway and utility
Recorded:          September 10, 1986, as Instrument No. 86-261463,
                   Official Records

Affects:           The North 6.00 feet.

6. An easement for the purpose shown below and rights incidental thereto as set forth in document

Granted to:        Southern California Edison Company, a corporation
Purpose:           public utilities
Recorded:          September 10, 1987, as Instrument No. 87-317414,
                   Oficial Records

Affects: Two strips of land lying within a portion of Parcel No. 1 of Parcel Map No. 7277, in the County of San Bernardino, State of California, recorded in Book 83, Page 24 of Parcel Maps, in the Office of the County Recorder of said County; the centerlines described as follows:

                   Strip No. 1:

                   A 4-foot side strip of land, the centerline described as follows:

                   Beginning at a point on the East line of said Parcel No. 1, distant thereon 6 feet from the Northeast corner of said Parcel No. 1; thence West parallel with the North line of said Parcel No. 1, 60 feet; thence South parallel with the East line of said Parcel No. 1, 238 feet; thence West parallel with the North line of said Parcel No. 1, 165 feet to a point hereinafter known as Point "A".

                   Strip No. 2:

                   A 10-foot wide strip of land, the centerline described as follows:

                   Beginning at the hereinbefore mentioned Point "A"; thence South Parallel with the East line of said Parcel No. 1, 10 feet.

The Grantor agrees for itself, its successors and assigns to erect, place or maintain, nor to permit the erection, placement or maintenance of any building, planter boxes, earth fill or other structures except walls and fences on the above described real property. The Grantee, and it contractors, agents and employees shall have the right to trim or cut tree roots as may endanger or interfere with said systems and shall have free access to said systems and every part thereof, at all times, for the purpose of exercising the rights herein granted; provided, however, that in making any excavation on said property of the

3406788
Page 7

Grantor(s), the Grantee shall make the same in such a manner as will cause the least injury to the surface of the ground around such excavation, and shall replace the earth so removed by it and restore the surface of the ground to as near the same condition as it was prior to such excavation as is practicable.

7. An easement for the purpose shown below and rights incidental thereto as set forth in document.

Granted to:        Harrison Thornburg
Purpose:           ingress and egress
Recorded:          November 19, 1987, as Instrument No. 87-411282, Official
                   Records

Affects:           Beginning at the Northwest corner of Parcel No. 1:

                   Thence South 0 (degree) 20' 55" West, along the West line of said Parcel No. 1, a distance of 152.50 feet to a Point "A"; thence continuing South 0 (degree) 20' 55" West along said West line of Parcel No. 1 and its Southerly prolongation, a distance of 13.50 feet to Point "B".

                   Thence South 89 (degree) 53' 00" East, a distance of 46.50 feet; thence North 0 (degree) 20' 55" East, a distance of
                   166.00 feet to an intersection with the South line of Van Leuven Street; thence North 89 (degree) 53' 00" West to the true point of beginning.

                   Together with ingress and egress through a gate lying between Point "A" and Point "B".

8. An encroachment consisting of chain link fences and a storage area onto said land, as disclosed by an instrument recorded November 19, 1987, as Instrument No. 87-411282, Official Records.

9.   A deed of trust to secure an indebtedness in the amount shown below:

Amount:            $6,205,000.00
Dated:             June 5, 1991
Trustor:           Crossing International, Inc.
Trustee:           GSL Financial Corporation, a California corporation
Beneficiary:       Guardian Savings and Loan Association, a California state-
                   chartered savings and loan association

Recorded:          June 13, 1991, as Instrument No. 91-223313, Official Records

The beneficial interest under said deed of trust was assigned of record to

Assignee:          Bank of America National Trust and Savings Association, as
                   Trustee under that certain Pooling and Servicing Agreement dated as of the

3406788
Page 8
                   1st of November, 1992, for RTC Commercial Mortgage Pass-
                   Through Certificates, Series 1992-CB
Recorded:          February 23, 1993, as Instrument No. 93-084563, Official
                   Records


10. An assignment of all monies due, or to become due as rental or otherwise from said land, as well as the lessor's interests under the leases referred to therein, to secure payment of an indebtedness shown below and upon the terms and conditions therein.

Amount:            $Not Shown
Assigned to:       Crossings International Corporation
By:                Guardian Savings and Loan Association
Recorded:          June 13, 1991, as Instrument No. 91-223318, Official Records

11.  A deed of trust to secure an indebtedness in the amount shown below:

Amount:            $1,400,000.00
Dated:             June 13, 1991
Trustor:           Crossings International Corporation
Trustee:           Commonwealth Land Title Company
Beneficiary:       Capital Consultants, Inc.
Recorded:          June 13, 1991, as Instrument No. 91-223314, Official Records

An agreement which states that this instrument was subordinated

To:                Deed of Trust
Recorded:          June 13, 1991

By agreement:

Executed by:       Guardian Savings and Loan Association and
                   Capital Consultants, Inc.

Recorded:          June 13, 1991, as Instrument No. 91-223317, Official Records

An amended and restated deed of trust and Security Agreement to secure an indebtedness in the amount shown below:

Amount:            $1,400,000.00
Dated:             May 14, 1992
Trustor:           Crossings International Corporation
Trustee:           Commonwealth Land Title Company
Beneficiary:       Capital Consultants Inc.
Recorded:          June 18, 1992, as Instrument No. 92-256138, Official Records

12. An assignment of all monies due, or to become due as rental or otherwise from said land, as well as the lessor's interests under the leases referred to therein, to secure payment of an indebtedness shown below and upon the terms and conditions therein.

3406788
Page 9

Amount:            $1,400,000.00
Assigned to:       June 13, 1991
By:                Crossings International Corporation, a Washington corporation
Recorded:          June 13, 1991, as Instrument No. 91-223315, Official Records

13. A document subject to all the terms, provisions and conditions therein contained.

Entitled:          Hazardous Substances Indemnity
Dated:             June 13, 1991
Executed by:       Crossing International Corporation
Recorded:          June 13, 1991, as Instrument No. 91-223316, Official Records

Reference is made to said document for full particulars.

14.  A Financing Statement

Debtor:            Crossings International Corporation
Secured Party:     Capital Consultants, Inc., agent
Recorded:          June 13, 1991, as Instrument No. 91-223319, Official Records

15. An interest of the person(s) shown below whose possible interest is disclosed by reason of their being shown as assessed owner(s) of said land of the County Secured Tax Rolls.

16. Rights of parties in possession of said land by reason of any unrecorded leases.

                                   EXHIBIT C


                               GUARANTY OF LEASE


  THIS GUARANTY OF LEASE (this "Guaranty") is executed as of January 10, 1996 by NEW CROSSINGS INTERNATIONAL CORPORATION, a Nevada corporation ("Guarantor"), in favor of CAPITAL CONSULTANTS, INC., an Oregon corporation, as agent for certain participating lenders ("Lessor").


                                R E C I T A L S


     A. Lessor and Crossings International Corporation, a Washington corporation ("Lessee"), have entered into a Lease of even date herewith (the "Lease"), pursuant to which Lessor has agreed to lease to Lessee the "Leased Property" (such term being used in this Guaranty as defined in the Lease).

     B. Guarantor is the sole shareholder of Lessee and as the sole shareholder will benefit from Lessor's agreement to lease the Leased Property to Lessee.

     C. It is a condition precedent to the obligations of Lessor under the Lease that Guarantor shall have executed and delivered this Guaranty to Lessor.


                                   AGREEMENTS

  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:


     1.   Guaranty.

     Guarantor hereby absolutely and unconditionally guarantees to Lessor as a primary obligor and not as a surety the following (collectively, the "Guaranteed Obligations"):

     (a) payment in full by Lessee of all rent and other amounts due under the Lease in the manner and at the time prescribed in the Lease;

     (b) the full, complete and timely performance by Lessee of all covenants, indemnities and other obligations under the Lease including, without limitation, any indemnity or other obligations of Lessee which survive the expiration or earlier termination of the Lease;

        (c) the accuracy and truthfulness in all material respects of all of the representations and warranties made by Lessee under the Lease; and

        (d) all costs of collection or enforcement incurred by Lessor in exercising any remedies provided for in the Lease at law or in equity with respect to the matters set forth in clauses (a) through (c) inclusive, above.


     2.  Performance by Guarantor.

     If any rent or other amount due under the Lease shall not be paid, or any obligation not performed as required by the Lease, then upon demand by Lessor, Guarantor shall pay within ten (10) days of demand by Lessor such sums and perform such obligations as required by the Lease without regard to:

          (a) any defense, set-off, or counterclaim which Guarantor or Lessee may have or rightfully assert, except any defense which Lessee has asserted in writing;

          (b) whether or not Lessor shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Lessee or any other person to collect all or any part of such sums, either pursuant to the provisions of the Lease or at law or in equity (it being understood that this is a guaranty of payment and not collection, and Guarantor's liability for such payment shall be primary); or

          (c) any other condition or contingency.

     Guarantor waives any right of exoneration and any right to require Lessor to make an election of remedies. Guarantor covenants and agrees that it shall not cause any default under the Lease.


     3.   Guarantor's Representations and Warranties.

     Guarantor hereby represents and warrants unto Lessor that:

          (a) this Guaranty constitutes a legal, valid, and binding obligation of Guarantor and is fully enforceable against Guarantor in accordance with its terms;

          (b) Guarantor is the sole shareholder of Lessee;

          (c) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly authorized and qualified to do all things required of it under this Guaranty; and

          (d) this Guaranty is duly authorized, executed and delivered by and binding upon Guarantor.

          (e) Neither the execution not delivery of this Guaranty, nor fulfillment of nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, nor will result in the creation of any lien, charge or encumbrance upon any of Guarantor's property or assets.

     Any material breach by Guarantor of the representations and warranties set forth herein shall be a default under this Guaranty.


     4.   Waiver.

     Guarantor hereby knowingly, voluntarily and unequivocally waives:

          (a) all notice of acceptance hereof, protest, demand and dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law;

          (b) any and all requirements that Lessor institute any action or proceeding, or exhaust any or all of Lessor's rights, remedies or recourse, against Lessee or anyone else as a condition precedent to bringing an action against Guarantor under this Guaranty, it being expressly agreed that the liability of Guarantor hereunder shall be primary and not secondary;

          (c) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution or any other defense of Lessee, its successors and assigns (except any defense of Lessee which has been rightfully asserted by Lessee in writing), Guarantor or, if applicable, any other guarantor of the Guaranteed Obligations (even though rendering same void, unenforceable or otherwise uncollectible), it being agreed that Guarantor shall remain liable hereon regardless of whether Lessee or any other such person be found not liable thereon for any reason;

          (d) any defense arising by reason of any change in the name, location, composition, structure, identity or legal status of Lessee, its successors and assigns, or Guarantor, or any other guarantor of the Guaranteed Obligations;

          (e) the benefits of any and all statutes, laws, rules or regulations which may require the prior or concurrent joinder of any other party to any action on this Guaranty or which may require the exhaustion of remedies prior to a suit on this Guaranty, all as amended from time to time;

          (f) any claim Guarantor might otherwise have against Lessor by virtue of Lessor's invocation of any right, remedy or recourse permitted it hereunder, under the Lease or otherwise available at law or equity;

          (g) any failure, omission, delay or lack on the part of Lessor or Lessee to enforce, assert or exercise any right, power or remedy conferred on Lessor or Lessee in the Lease or this Guaranty or any action on the part of Lessor granting a waiver, indulgence or extension to Lessee or any Guarantor;

          (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Lessee, marshaling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Lessee or any of its assets, or the disaffirmance of the Lease in any such proceeding;

          (i) any amendment or modification to the Lease which results in any release or other reduction of the Guaranteed Obligations arising as a result of the expansion, release, substitution or replacement (whether or not in accordance with terms of the Lease) of the Premises or any portion thereof;

          (j) any duty on the part of Lessor to disclose to Guarantor any facts Lessor may now or hereafter know about Lessee regardless of whether Lessor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Lessee and of any and all circumstances bearing on the risk of nonperformance of any obligation hereby guaranteed.

          (k) any right or defense arising by reason of the absence impairment, modification, limitation, destruction or cessation (in bankruptcy, by and election of remedies, or otherwise) of the liability of Lessee, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Lessee for reimbursement.

     This Guaranty shall apply notwithstanding any extension or renewal of the Lease, or any holdover following the expiration or termination of the Term or any renewal or extension of the Term.

     5.   Subsequent Acts.

     Without notice to, consideration to, or the consent of, Guarantor:

          (a) the Lease, and Lessee's rights or remedies thereunder, may be modified, amended, renewed, terminated, assigned, sublet or assumed;

          (b) any additional parties who are or may become liable for the Guaranteed Obligations may hereafter be released from their liability hereunder and thereon; and/or

          (c) Lessor may take, or delay in taking or refuse to take, any and all action with reference to the Lease (regardless of whether same might vary the risk or alter the rights, remedies or recourse of any Guarantor), including specifically the settlement or compromise of any amount allegedly due thereunder.

     No such acts shall in any way release, diminish, or affect the absolute nature of Guarantor's obligations and liabilities hereunder. Guarantor's obligations and liabilities under this Guaranty are primary, absolute and unconditional under any and all circumstances and until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for this Section 6, be deemed a legal or equitable discharge or release of a Guarantor. This is a continuing guaranty.

     6.   Successors and Assigns.

     This Guaranty may be enforced as to any one or more breaches either separately or cumulatively, shall insure to the benefit of Lessor (and its successors and assigns) and shall be binding upon Guarantor (and its successors and assigns). All references herein to "Lessor" shall mean the above-named Lessor and any subsequent owner of Lessor's interest in the Lease. No transfer by Guarantor of its obligations hereunder shall operate to release Guarantor from such obligations. This Guaranty may be assigned by Lessor voluntarily or by operation of law.


     7.   Remedies Cumulative.

     All rights, remedies and recourse afforded to Lessor by reason of this Guaranty, or otherwise, are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall rise and are nonexclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Lessor may have.


     8.   Subordination; No Subrogation.

     If for any reason whatsoever Lessee now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate in all respects to the Guaranteed Obligations. Notwithstanding anything to the contrary contained in this Guaranty or any payments made by Guarantor, Guarantor shall not have any right of subrogation in or under the Lease or to participate in the rights and benefits accruing to Lessor thereunder, all such rights of subrogation and participation, together with all of the contractual statutory, or common law rights which Guarantor may have to be reimbursed for any payments Guarantor may make to, or performance by Guarantor of any of the Guaranteed Obligations for the benefit of, Lessor pursuant to this Guaranty, being hereby expressly waived and released.


     9.   Governing Law.

     This Guaranty and all rights and duties of Guarantor and Lessor arising from this Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of Oregon, without regard to the conflict of law rules of such State.

     10.  Severability.

     If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.


     11.  Attorneys' Fees.

     If Lessor of Guarantor brings any action to interpret or enforce this Guaranty, or for damages for any alleged breach thereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.


     12.  Confirmation.

     At any time, and at the request of Lessor, Guarantor shall execute and deliver to Lessor a certificate ratifying and confirming all of Guarantor's obligations and liabilities under this Guaranty.


     13.  Benefit to Guarantor.

     Guarantor acknowledges that it will benefit from the execution and continued existence of the Lease, and Guarantor further acknowledges that Lessor will be relying upon Guarantor's guarantee, representations, warranties and covenants contained herein.


     14.  Counterparts.

     This Guaranty may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one instrument. The signature page of any counterpart may be detached therefrom and reattached to any other counterpart to physically form a single document.


     15.  Notices.

     All notices, requests and demands to be made hereunder to the parties hereto shall be made in writing to the addresses set forth below and shall be given by any of the following means:

(a) personal service; (b) electronic communication, whether by telex, telegram or telecopying; (c) certified or registered mail, postage prepaid, return receipt requested; or (d) nationally recognized courier or delivery service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a), (b) or (d) hereof shall be deemed received upon the actual delivery thereof, and, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail. Refusal to accept delivery of any notice, request or demand shall be deemed to be delivery thereof. If any party is not an individual, notice may be made on any officer, general partner or principal thereof. Notice to any one co-Guarantor shall be deemed notice to all co-Guarantors. In the event Lessor notifies Guarantor of the name and address of Lessor's lender, Guarantor shall cause a copy of all notices delivered to Lessor by Guarantor to be concurrently therewith delivered to such lender.

If to Guarantor:   New Crossings International Corporation
                   1202 Pacific Avenue, Suites 1800
                   Tacoma, Washington 98402
                   Attention: President
                   Facsimile No.: (206) 383-9979

with a copy to:    Bogle & Gates P.L.L.C.
                   4700 Two Union Square
                   Seattle, Washington 98101
                   Attention: Bryce L. Holland, Jr.
                   Facsimile No.: (206) 621-2660

If to Lessor:      Capital Consultants, Inc.
                   2300 S.W. First Avenue
                   Portland, Oregon 97201
                   Attention: Carol Hardie
                   Vice President
                   Facsimile No.: (503) 241-0448

with a copy to:    Lane Powell Spears Lubersky
                   520 S.W. Yamhill Street
                   Suite 800
                   Portland, Oregon 97204-1383
                   Attention: Bryan E. Powell
                   Facsimile No.: (503) 224-0388

     16.   Incorporation of Recitals.

     The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.


     17. Entire Agreement. This Guaranty shall constitute the entire agreement between Guarantor and the Lessor with respect to the subject matter thereof. No provision of this Guaranty or right of Lessor hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director, or attorney in-fact of Lessor. If more than one person signs this Guaranty, each such person shall be deemed a guarantor and the obligation of all such guarantors shall be joint and several. Time is strictly of the essence under this Guaranty and any amendment, modification or revision hereof.


     18. Corporation. If Guarantor is a corporation, each individual executing this Guaranty on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Guaranty on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Guaranty is binding upon said corporation in accordance with its terms.


         EXECUTED as of the date first set forth above.


                         "GUARANTOR"

                         NEW CROSSINGS INTERNATIONAL CORPORATION, a Nevada corporation


                         By:  /s/
                             --------------------------------
                         Title:  /s/
                                -----------------------------